UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2010 (October 22, 2010)

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin 150080
People's Republic of China
(Address of Principal Executive Offices)

(86) 451-82287746
Registrant’s Telephone Number, Including Area Code:

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2010, New Zealand WAYNE’s New Resources Development Co., Ltd. (“New Resources”), a wholly-owned British Virgin Islands subsidiary of Nutrastar International Inc. (the “Company”), entered into an equity transfer agreement with nine original shareholders (the “Founders”) of Heilongjiang Shuaiyi New Energy Development Co., Ltd. (“Heilongjiang Shuaiyi”), pursuant to which New Resources transferred all of its equity interests in Heilongjiang Shuaiyi, a wholly-owned Chinese subsidiary of New Resources, to the Founders for free (the “Equity Transfer”). The Founders are all Chinese citizens, including the Company’s chairperson and chief executive officer, Ms. Lianyun Han, Chunming Zhang, the Company’s director, Nana Jiang, Lianxue Han, Lianju Han, Weihan Zhang, Yuehong Luan, Xinjun Li, and Fengxi Lang.

On July 28, 2008, pursuant to a restructuring plan intended to ensure compliance with Chinese regulatory requirements, the Founders entered into an equity transfer agreement with New Resources, pursuant to which the Founders transferred all of their equity interests in Heilongjiang Shuaiyi to New Resources for a purchase price of RMB 60 million (approximately $8.8 million).  As a result, New Resources became the 100% owner of Heilongjiang Shuaiyi.  According to relevant Chinese laws, the equity interest transfer price should be paid by New Resources to the Founders in full within a certain period of time after Heilongjiang Shuaiyi obtained the new business license. Because New Resources will not be able to pay off the equity interest transfer price within such required time period, New Resources and the Founders have decided to transfer all of the equity interests in Heilongjiang Shuaiyi owned by New Resources back to the Founders.

In connection with the Equity Transfer, the Founders, the Company’s indirectly wholly-owned Chinese subsidiary, Harbin Baixin Biotech Development Co., Ltd. (“Harbin Baixin”) and Heilongjiang Shuaiyi entered into the following commercial arrangements (the “Contractual Arrangement” and together with the Equity Transfer, the “Restructuring”), pursuant to which the Company has contractual rights to control and operate the businesses of Heilongjiang Shuaiyi and Heilongjiang's two Chinese subsidiaries, Daqing Shuaiyi Biotech Co., Ltd. (“Daqing Shuaiyi”) and Harbin Shuaiyi Green & Specialty Food Trading LLC (“Harbin Shuaiyi” and together with Heilongjiang Shuaiyi and Daqing Shuaiyi, the “VIEs”):

  Pursuant to a technical service agreement, entered into by and between Harbin Baixin and Heilongjiang Shuaiyi, Harbin Baixin will provide certain exclusive technical services to Heilongjiang Shuaiyi in exchange for the payment by Heilongjiang Shuaiyi of a service fee that is calculated based on the market price in light of the particulars of the service and the time of such service provided by Harbin Baixin (the “Service Agreement”);

  Pursuant to an exclusive purchase option agreement, entered into by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, the Founders granted to Harbin Baixin an option to purchase at any time during the term of this agreement, all or part of the equity interests in Heilongjiang Shuaiyi (the “Equity Interests”), at the exercise price equal to the lowest possible price permitted by Chinese laws (the “Option Agreement”);

  Pursuant to a voting rights proxy agreement, entered into by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, each of the Founders irrevocably entrusted Harbin Baixin and any entities or individuals designated by Harbin Baixin to, among others, exercise its voting rights and other rights as a shareholder of Heilongjiang Shuaiyi (the “Voting Rights Agreement”); and

  Pursuant to an equity pledge agreement, entered into by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, the Founders pledged all of the Equity Interests to Harbin Baixin to secure the full and complete performance of the obligations and liabilities on the part of the Founders and Heilongjiang Shuaiyi under this and above contractual arrangements (the “Pledge Agreement” and together with the Service Agreement, the Option Agreement, the Voting Rights Agreement and the Equity Transfer Agreement, the “Restructuring Documents”);

As a result of the Restructuring, the Company transferred all of its indirect equity interests in Heilongjiang Shuaiyi back to the Founders, among whom, Ms. Lianyun Han became a majority shareholder of Heilongjiang Shuaiyi by owning 68.3% equity interest in Heilongjiang Shuaiyi. At the same time, through the Contractual Arrangement, the Company maintains substantial control over the VIEs’ daily operations and financial affairs, election of their senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of the VIEs, the Company is entitled to consolidate the financial results of the VIEs in its own consolidated financial statements under Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 810 and related subtopics related to the consolidation of variable interest entities (collectively, “ASC Topic 810”).

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Restructuring Documents or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Restructuring Documents attached hereto as exhibits.

For more detailed information regarding the Restructuring, please see the definitive Information Statement on Schedule 14C filed on September 28, 2010, which was mailed to the Company’s stockholders of record on September 30, 2010.

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 22, 2010, the Company consummated the Restructuring as contemplated by the Restructuring Documents and as a result, the Founders obtained all of the Company’s indirect equity interests in the VIEs. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

As described above, the Company is transferring the equity interests in its indirectly owned Chinese subsidiaries to the Founders, including the Company’s chairperson and chief executive officer, who holds the majority ownership of Heilongjiang Shuaiyi as a result of the Equity Transfer. Pursuant to the Restructuring Documents, the Company has substantial control over the affiliated VIEs’ daily operations and financial affairs, election of their senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of the VIEs, the Company is entitled to consolidate the financial results of these affiliated Chinese companies in its own consolidated financial statements under ASC Topic 810. As a result, although the VIEs were the only operating companies of the Company, the Company does not believe that the Equity Transfer constitutes a disposition of a significant amount of the Company’s assets that requires disclosure under Item 2.01 of the Form 8-K. Nevertheless, the Company believes it is beneficial for its shareholders and investors to have the information as required by Item 2.01 of the Form 8-K.

Because ASC Topic 810 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns, the financial results of the VIEs will be consolidated in the Company’s financial statements. As a result, the Company will not file the pro forma financial information as it will not be able to provide the shareholders with information about the continuing impact of the Restructuring by showing how it might have affected historical financial statements if the Restructuring had been consummated at an earlier time.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

10.1	English Translation of Equity Transfer Agreement, by and between New Resources and the Founders, dated October 22, 2010.
10.2	English Translation of Technical Service Agreement, by and between Harbin Baixin and Heilongjiang Shuaiyi, dated October 22, 2010.
10.3	English Translation of Exclusive Purchase Option Agreement, by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, dated October 22, 2010.
10.4	English Translation of Voting Rights Proxy Agreement, by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, dated October 22, 2010.
10.5	English Translation of Equity Pledge Agreement, by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, dated October 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: October 28, 2010

/s/ Lianyun Han
Name: Lianyun Han
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	English Translation of Equity Transfer Agreement, by and between New Resources and the Founders, dated October 22, 2010.
10.2	English Translation of Technical Service Agreement, by and between Harbin Baixin and Heilongjiang Shuaiyi, dated October 22, 2010.
10.3	English Translation of Exclusive Purchase Option Agreement, by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, dated October 22, 2010.
10.4	English Translation of Voting Rights Proxy Agreement, by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, dated October 22, 2010.
10.5	English Translation of Equity Pledge Agreement, by and among Harbin Baixin, the Founders and Heilongjiang Shuaiyi, dated October 22, 2010.